                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant:                               [x]

Filed by a Party other than the Registrant:        [ ]

Check the appropriate box:


[ ]      Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Materials Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


                      DALLAS SEMICONDUCTOR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      DALLAS SEMICONDUCTOR CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)


         4)      Proposed maximum aggregate value of transaction:


(1) Set forth amount on which the filing is calculated and state how it was determined.



[x] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



         1)      Amount Previously Paid:  $125



         2)      Form, Schedule or Registration Statement No.:   Schedule 14A



         3)      Filing Party:    Registrant



         4)      Date Filed:      February 22, 1996

                                    [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 23, 1996


To the Stockholders of
 Dallas Semiconductor Corporation:

                 NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dallas Semiconductor Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, April 23, 1996, beginning at 8:30 a.m., Dallas time, at the offices of the Company, 4401 South Beltwood Parkway, Dallas, Texas, for the following purposes:

                 1. To elect seven directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

                 2. To consider and vote upon a proposal to amend the Company's 1987 Stock Option Plan;




                 3. To consider and vote upon a proposal to ratify the appointment of independent auditors for the Company for the 1996 fiscal year; and



                 4. To transact such other business as may properly come before the meeting or any adjournment thereof.


         The Board of Directors of the Company has fixed March 1, 1996, as the record date for determining the stockholders entitled to notice of, and to vote at, this meeting or any adjournment thereof. The list of stockholders entitled to vote will be available for inspection by any stockholder at the offices of the Company, 4401 South Beltwood Parkway, Dallas, Texas, for ten days prior to the meeting.

         You are cordially invited to attend this meeting in person, if possible. If you do not expect to be present in person, please sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Marla K. McLaughlin, Secretary

Dallas, Texas
March 12, 1996

                        DALLAS SEMICONDUCTOR CORPORATION
                          4401 SOUTH BELTWOOD PARKWAY
                            DALLAS, TEXAS 75244-3292

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 23, 1996


         This Proxy Statement is furnished to stockholders of Dallas Semiconductor Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by order of the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on April 23, 1996, and is being mailed with proxies to such stockholders on or about March 12, 1996. Proxies in the form enclosed, properly executed by stockholders and returned to the Company, which are not revoked, will be voted at the meeting. A proxy may be revoked at any time before it is voted by written notice thereof to the Secretary of the Company or by execution of a subsequent proxy.


         The Company's Annual Report on Form 10-K and Annual Report to Stockholders covering the fiscal year ended December 31, 1995, is being mailed herewith to stockholders.



                           OUTSTANDING CAPITAL STOCK


         The record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders was the close of business on March 1, 1996. At the close of business on that date the Company had issued, outstanding and entitled to vote at the meeting 26,377,041 shares of Common Stock, $.02 par value per share (the "Common Stock").



                               QUORUM AND VOTING


         The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum at the meeting. In deciding all questions, a holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock in the Stockholder's name on the record date. Stockholders have no cumulative voting rights.

                           CERTAIN BENEFICIAL OWNERS

         As of March 1, 1996, the following persons were known to the Company to be the beneficial owner of more than 5% of the Common Stock, and, except as noted, are believed to have sole voting power and sole investment power with respect to such shares:

                                                                                SHARES
                 NAME AND ADDRESS OF                                         BENEFICIALLY             PERCENT
                 BENEFICIAL OWNER (1)                                           OWNED                 OF CLASS
                 --------------------                                        -----------              --------
                 Jurika & Voyles, Inc.(2)
                 1999 Harrison Street
                 Suite 700
                 Oakland, California 94612                                   1,736,768                6.6%


                 Wellington Management Company(3)
                 75 State Street
                 Boston, Massachusetts 02109                                 1,674,323                6.3%


_______________


(1) See "Election of Directors" for information regarding beneficial ownership of stock by C. V. Prothro, whose address is 4401 South Beltwood Parkway, Dallas, Texas 75244. Excluding options not exercisable within 60 days, Mr. Prothro may be deemed to be the beneficial owner of 2,016,934 shares of Common Stock, or 7.6% of the shares of Common Stock deemed to be outstanding.



(2) Jurika & Voyles, Inc. ("Jurika & Voyles"), in its capacity as an investment advisor, may be deemed to be the beneficial owner of 1,736,768 shares of Common Stock, over which Jurika & Voyles exercises shared dispositive power. Jurika & Voyles shares the power to vote 1,662,268 of such shares.



(3) Wellington Management Company ("Wellington"), acting through its subsidiary Wellington Trust Company, N.A., in its capacity as investment advisor, may be deemed to be the beneficial owner of 1,674,323 shares of Common Stock. Wellington shares the power to dispose of all such shares and shares the power to vote 492,723 of such shares.

                       ACTION TO BE TAKEN AT THE MEETING


         The accompanying proxy, unless the stockholder specifies otherwise therein, will be voted (i) for the election of each of the seven nominees named herein for the office of director; (ii) for the approval of amendments to the Company's 1987 Stock Option Plan; (iii) for the ratification of the appointment of the independent auditors for the Company for the fiscal year ending December 31, 1996; and (iv) in the discretion of the proxy holders on any other matters that may properly come before the meeting or any adjournment thereof.


         In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Since the seven nominees receiving the largest number of affirmative votes will be elected, shares represented by proxies that are marked "withhold authority" or "abstain" will have no effect on the outcome of the election. Approval of each of the other matters requires the affirmative vote of at least a majority of the votes present at the meeting and entitled to vote on such matter. Shares represented by proxies that are marked "abstain" as to any such matter will be counted as votes cast, which will have the same effect as a negative vote on such matter. Under Delaware law, proxies relating to "street name" shares that are not voted by brokers on one or more, but less than all, matters will be treated as shares present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote as to such matter or matters not voted upon.

         As of the date hereof, the Board of Directors knows of no other business that will be presented for action by the stockholders at this meeting. However, if other proper matters are brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the proxy holders.

         Should any nominee named herein for the office of director become unwilling or unable to accept nomination or election, the proxy holders will vote for the election in his place of such other person, if any, as management may recommend; however, management has no reason to believe that any of the nominees will be unwilling or unable to serve if elected. Each nominee has expressed to management his intention, if elected, to serve the entire term for which his election is sought.

                             ELECTION OF DIRECTORS

Item No. 1 on Proxy

         Seven directors are to be elected at the meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. All of the nominees are currently directors of the Company.

         The Board of Directors' nominees for the office of director are as follows:



                               PRINCIPAL OCCUPATION DURING        SERVED AS             SHARES OF COMMON
                                   LAST FIVE YEARS AND           DIRECTOR OF           STOCK BENEFICIALLY
                                    DIRECTORSHIPS OF                 THE             OWNED ON MARCH 1, 1996
 NAME                 AGE           PUBLIC COMPANIES            COMPANY SINCE          AND % OF CLASS (1)
 ----                 ---           ----------------            -------------       ------------------------
 C.V. Prothro         53     Chairman of the Board and               1984                  2,454,434
 (E)                         President of the Company since                                   8.7%
                             1989; Chairman of the Board of
                             the Company since 1984;
                             General Partner of Southwest
                             Enterprise Associates, L.P., a
                             venture capital fund, since
                             1983;  Director of Platinum
                             Software Corporation.

 Chao C. Mai          60     Senior Vice President of the            1985                   688,269
                             Company since January 1993;                                      2.6%
                             prior thereto Vice President-
                             Wafer Fabrication and
                             Technology Development of the
                             Company

 Michael L. Bolan     49     Vice President-Marketing and            1989                   600,100
                             Product Development of the                                       2.3%
                             Company

 Richard L. King      57     General Partner of KBA                  1984                   120,100
 (A)(C)                      Partners L.P., a venture                                         0.5%
                             capital fund, since 1987 and
                             President of King Brothers &
                             Associates (China) Inc., a
                             venture capital fund, since
                             1994; Director of Oak
                             Technology, Inc.

 M.D. Sampels         63     Attorney-at-Law; Shareholder            1985                   120,884
 (A)(C)(E)                   in the law firm of Jenkens &                                     .05%
                             Gilchrist, a Professional
                             Corporation

                               PRINCIPAL OCCUPATION DURING        SERVED AS             SHARES OF COMMON
                                   LAST FIVE YEARS AND           DIRECTOR OF           STOCK BENEFICIALLY
                                    DIRECTORSHIPS OF                 THE             OWNED ON MARCH 1, 1996
 NAME                 AGE           PUBLIC COMPANIES            COMPANY SINCE          AND % OF CLASS (1)
 ----                 ---           ----------------            -------------       ------------------------
 Carmelo J.           54     Chairman or President/CEO of            1985                   120,167
 Santoro                     Silicon Systems Inc., since                                      0.5%
 (A)(C)                      1981, a supplier of custom and
                             application specific
                             integrated circuits; Chairman
                             and CEO of Platinum Software
                             Corporation; Director of AST
                             Research, Inc., S3 Inc.,
                             Platinum Software Corporation
                             and Smartflex Systems, Inc.

 E.R. Zumwalt, Jr.    75     President of Admiral Zumwalt &          1993                   100,300
 (A)(C)                      Consultants, Inc., a                                             0.4%
                             consulting firm, since 1980;
                             Director of Fleet Aerospace,
                             Inc., Fleet Aerospace
                             Corporation and NL Industries,
                             Inc.




Beneficial ownership of shares of Common Stock by all other executive officers of the Company named in "Executive Compensation" herein and by all directors and executive officers as a group, was as follows:



 F.A. Scherpenberg                                                                            466,183
                                                                                                 1.7%

 Douglas L. Powell                                                                            100,000
                                                                                                 0.4%

                               Total shares beneficially owned                               4,943,162
                               by directors and executive                                        13.0%
                               officers as a group (11
                               persons)


_______________

(A)      Member of the Audit Committee.
(C)      Member of the Compensation Committee.
(E)      Member of the Executive Committee.


(1) Except as otherwise noted, each person has sole voting and investment power over the Common Stock shown as beneficially owned, subject to community property laws where applicable. All outstanding options held by the following persons are included, regardless of whether such options are currently exercisable: 1,830,034 shares for Mr. Prothro, 250,000 shares for Dr. Mai, 200,000 shares for Mr. Bolan, 110,000 shares for Mr. King, 120,000 shares for both Mr. Sampels and Mr. Santoro, 100,000 shares for Adm. Zumwalt, 422,000 shares for Mr. Scherpenberg, 100,000 shares for Mr. Powell and 3,423,534 shares for all directors and executive officers as a group. Mr. Prothro disclaims beneficial ownership with respect to an aggregate of 41,966 shares held for the benefit of his adult children. Includes 167 shares held in trust for members of Mr. Santoro's family.



         The Board of Directors of the Company held eight meetings during 1995. During such fiscal year, all of the directors attended 75% or more of the aggregate meetings of the Board of Directors meetings and the Committees on which they serve. The Audit Committee of the Company recommends independent auditors to the Board and reviews the scope and results of audits conducted and the Company's internal control procedures. The Audit Committee held three meetings during 1995. The Company has no Nominating Committee. See "Executive Compensation - Report of Compensation Committee on Executive Compensation" for a discussion regarding the membership, scope of authority and report of the Company's Compensation Committee.



DIRECTOR COMPENSATION

         During 1995, each of the nonemployee directors of the Company received compensation as a director in the amount of $9,750 per quarter, plus $1,500 for each board meeting attended and $1,000 for each committee meeting attended. Committee chairmen received $1,500 per committee meeting chaired. The Company reimburses nonemployee directors for expenses incurred in attending meetings and provides for air travel and expenses of its nonemployee directors on Company business. Premiums paid by the Company during 1995 for split-dollar life insurance policies on Messrs. King, Sampels and Santoro totaled $269,696. The cash values under such policies accrue for the benefit of the Company to cover the premium costs, pursuant to a collateral assignment of each policy to the Company.


                             EXECUTIVE COMPENSATION


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


         The members of the Compensation Committee for fiscal year 1995 were M.
D. Sampels, Carmelo J. Santoro (Chairman) and Admiral E.R. Zumwalt, Jr.
Richard L. King served on the Compensation Committee from January 1, 1995 to April 25, 1995.


REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the level of compensation of the executive officers of the Company and administers the Company's Executive Bonus Plan, Profit Sharing Plan and stock option plans.

         The Company's 1995 performance was reviewed by the Committee for the purpose of determining salary increases and bonus allocations for officers and employees. The salary review and evaluation is conducted by comparing the performance of various indices of the Company with others in its industry, as well as considering general economic conditions. This evaluation is subjective. Sales growth, profitability and shareholders' equity are among a group of indices reviewed. No particular weight is assigned to one index over another.



         During 1995 the Company's officers received salaries ranging from 6.5% to 18.5% over 1994 levels. This included an increase in the Chief Executive Officer's base salary of 6.5%. In comparison to the salary levels of the chief executive officers of companies within the Standard and Poor's Electronics (Semiconductor) Index, Mr. Prothro was below average. Likewise the salaries of other executives was lower than those named in their public documents.



         Under the Executive Bonus Plan, payments are determined based on the achievement of performance targets, as well as subjective assessments, and are limited in any one case to three times the executive's base compensation. The plan limits a maximum distribution to all executives under these bonus plans to 6% of profits after tax. The Committee allocated a bonus of $1,000,000 to Mr. Prothro, and bonuses to Company officers ranged from $100,000 to $325,000. Total bonuses paid to this group were less than 6% of profits after tax.


         Under the Company's Profit Sharing Plan, quarterly bonuses are awarded to all full-time employees of the Company, including the executive officers. Under this Plan these profit sharing awards are allocated so that each eligible employee receives an award equal to a fixed number of hours of his or her base salary. During 1995, such quarterly profit sharing awards ranged from 15 to 17 hours of base salary for each eligible employee. The profit sharing awards are included in the Bonus column in the Summary Executive Compensation Table that follows.


         The executive officers are also granted stock options from time to time under the Company's Stock Option Plans. The timing of such grants and the size of the overall option pools and their allocations are determined by the Committee based upon market conditions, as well as corporate and individual performance. Emphasis is placed on the long-term performance of the Company and is subjective with no particular emphasis being placed on any one factor. During 1995, no options were granted to Mr. Prothro or to other members of the executive group.


         Certain executive officers of the Company will be subject to the $1 million limitation on deductibility of compensation under Section 162(m) of the Internal Revenue Code, beginning in 1994. The Committee anticipates that a substantial portion of each executive's compensation will be "qualified performance-based compensation," which is not limited under Section 162(m).
The Committee therefore does not anticipate any executive officer's compensation to exceed the limitation on deductibility.


                                        COMPENSATION COMMITTEE

                                        Carmelo J. Santoro (Chairman)
                                        M. D. Sampels
                                        Adm. E.R. Zumwalt, Jr.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY, S&P 500 INDEX & S&P SEMICONDUCTOR INDEX


         The following table compares total stockholder returns for the Company at December 31 of each of the last five years to the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Electronics (Semiconductors) Index ("S&P Semi Index") assuming a $100 investment made on December 31, 1990 and reinvestment of all dividends. The Company's fiscal year ends on the Sunday closest to December 31 of each year. This table uses December 31 as the comparison point for each year. The stockholder return shown on the following graph is not necessarily indicative of future stock performance.



                                    [GRAPH]



--------------------------------------------------------------------------------
                                 1990     1991    1992     1993    1994     1995
--------------------------------------------------------------------------------
Dallas Semiconductor Corp         100      129     218      253     271      341
--------------------------------------------------------------------------------
S&P 500 Index                     100      130     140      155     157      215
--------------------------------------------------------------------------------
S&P Semi Index                    100      125     204      315     368      500
--------------------------------------------------------------------------------






The companies included in the S&P Semi Index are: Advanced Micro Devices, Inc., Applied Materials, Inc. Intel Corporation, LSI Logic Corporation, Micron Technology, Inc., Motorola, Inc., National Semiconductor Corporation and Texas Instruments Incorporated.

SUMMARY EXECUTIVE COMPENSATION TABLE

         The following summary compensation table sets forth the annual compensation paid or accrued, together with the number of shares covered by options granted, during each of the Company's 1993, 1994 and 1995 fiscal years to C. V. Prothro, the Company's Chief Executive Officer, and the Company's four most highly compensated executive officers other than Mr. Prothro:


                                                      Annual                   Long Term
                                                   Compensation               Compensation
                                         -----------------------------        ------------
                                                                                 Awards
                                                                              ------------
                                                                                 Stock
                                                                               Underlying          All Other
            Name and                          Salary           Bonus            Options           Compensation
       Principal Position         Year        ($)(1)           ($)(2)            (#)(3)            ($)(4)(5)
       ------------------         ----        ------           ------          ----------         ------------
 C.V. Prothro, Chairman           1995        540,000       1,016,875                   0              89,268
  of the Board of                 1994        490,000         309,337                   0             107,110
  Directors, President and        1993        375,000         582,811           1,000,000                   0
  Chief Executive Officer

 Chao C. Mai,                     1995        314,000         334,813                   0              68,831
   Senior Vice President          1994        286,000         180,552                   0              65,106
                                  1993        220,000         231,898             200,000                   0

 Michael L. Bolan,                1995        210,000         191,562                   0              42,157
   Vice President-                1994        195,000         123,104                   0              47,652
   Marketing and Product          1993        185,000         157,459             100,000                 250
   Development

 F. A. Scherpenberg,              1995        195,000         181,094                   0              40,048
   Vice President-                1994        180,000         113,634                   0              40,096
   Computer Products              1993        155,000         132,124             294,000                 250

 Douglas L. Powell (6)            1995        161,763         180,469             100,000                   0
   Vice President-Sales           1994              0               0                   0                   0
   and Strategic Marketing        1993              0               0                   0                   0



(1) Includes amounts deferred at the executive officer's election pursuant to the Company's Section 401(k) Plan.
(2) Includes annual bonuses as well as amounts accrued and distributable under the Company's Profit Sharing Plan in which all full-time employees of the Company are eligible to participate.
(3)    The Company has not granted any SARs.
(4) Excludes premiums paid by the Company for group term life insurance generally available to all salaried employees of less than $600 for any executive officer for 1995.
(5) Amounts shown for 1995 represent premiums paid by the Company for split-dollar life insurance policies on these executive officers. The cash values under such policies accrue for the benefit of the Company to cover the premium costs, pursuant to a collateral assignment of each policy to the Company.
(6)    Mr. Powell joined the Company as of January 1, 1995.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

         The following table sets forth, for Mr. Prothro and the other four most highly compensated executive officers of the Company: (i) the number of shares of the Company's Common Stock acquired upon exercise of options during fiscal year 1995; (ii) the net aggregate dollar value realized upon exercise;
(iii) the total number of unexercised options held at the end of fiscal year 1995; and (iv) the aggregate dollar value of in-the-money unexercised options held at the end of fiscal year 1995. To date, the Company has issued no SARs.



                                                                     Number of                    Value of
                                                                 Shares Underlying              Unexercised
                                                                    Unexercised                 In-the-Money
                                 Shares                           Options at 1995             Options at 1995
                               Acquired on       Value            Fiscal Year End             Fiscal Year End
               Name           Exercise (#)   Realized ($)               (#)                         ($)
       --------------------   ------------   ------------    --------------------------   --------------------------
                                                             Exercisable  Unexercisable   Exercisable  Unexercisable
                                                             -----------  -------------   -----------  -------------
       C. V. Prothro                 3,300   $     57,750       1,392,534      437,500   $15,975,552    $2,625,000

       Chao C. Mai                  31,169   $    647,536         162,500       87,500   $ 1,415,625    $  525,000

       Michael L. Bolan            290,000   $  4,637,250         156,250       43,750   $ 1,890,625    $  262,500

       F. A. Scherpenberg                0              0         290,875      131,125   $ 2,793,187    $  803,312

       Douglas L. Powell                 0              0               0      100,000             0    $  562,500

                      AMENDMENT OF 1987 STOCK OPTION PLAN

Item No. 2 on Proxy

GENERAL


         On January 23, 1996, the Board of Directors approved, subject to stockholder approval, a proposal to amend the 1987 Stock Option Plan (the "Plan"). The proposal includes two amendments to the Plan. The first amendment would provide that the maximum number of shares of Common Stock available for issuance under the Plan would be increased, on and as of January 1 of each calendar year from and including January 1, 1996, by a number of shares equal to one percent (1%) of the number of shares of Common Stock outstanding on December 31 of the preceding year subject to adjustment by the Board of Directors to reflect, as deemed appropriate by the Board of Directors, any stock dividend, stock split, share combination, recognition, recapitalization or the like, of or by the Company. The Plan currently provides that the maximum number of shares of Common Stock available for issuance under the Plan is 4,860,000. The proposed amendment will provide the Company with the ability to continue the purpose of the Plan by providing additional incentives to attract and retain qualified and competent employees, non-employee directors and consultants, upon whose judgment the success of the Company is largely dependent.



         The second amendment would provide that options granted under the Plan would be freely assignable by optionees if such assignment is permitted by Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") and if so authorized by the Compensation Committee of the Board of Directors. Rule 16b-3 provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Exchange Act of 1934, as amended, with respect to the acquisition of stock options, transactions relating to stock appreciation rights and the use of already owned shares of Common Stock as payment for the exercise price of stock options. Currently, Rule 16b-3 requires that options be nonassignable, other than by will or by laws of descent and distribution, in order for the Plan to be in compliance with such rule. However, an amendment to Rule 16b-3 has been proposed by the SEC that would remove the restriction on transferability. Adoption of the proposed amendment to the Plan by the stockholders of the Company would result in the Compensation Committee of the Board of Directors having the authority to grant options under the Plan that are freely assignable if and when such an amendment to Rule 16b-3 is adopted by the SEC. There can be no assurance that the proposed amendment to Rule 16b-3 will be adopted in the form proposed.


         The Company has previously registered under the Securities Act of 1933, as amended, 4,860,000 shares currently issuable under the Plan. The Company intends to register the additional shares of Common Stock issuable under this amendment, assuming the stockholders approve the proposal to increase the number of available shares.

PURPOSE

         The purpose of the Plan is to advance the interest of the Company by providing additional incentives to attract and retain qualified and competent employees, non-employee directors and consultants, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

ELIGIBILITY


         Those persons who are either (i) employees of the Company, (ii) under written contract to provide consulting services to the Company (a "Consultant"), or (iii) non-employee directors of the Company are eligible to participate in the Plan. As of the date hereof, substantially all of the Company's full-time employees were eligible to receive options under the Plan. As of March 1, 1996, there were approximately 1,082 officers, non-employee directors and employees of the Company.

TYPES OF OPTIONS

         The Plan authorizes (i) the granting of incentive stock options ("Incentive Options") to purchase Common Stock to eligible persons, (ii) the granting of nonqualified stock options ("Nonqualified Options") to purchase Common Stock to eligible persons and (iii) the use of already owned Common Stock as full or partial payment for the exercise price of options granted under the Plan. Unless the context otherwise requires, the term "Option" includes both Incentive Options and Nonqualified Options.

ADMINISTRATION

         The Plan is currently administered by the Compensation Committee of the Board of Directors (the "Plan Administrator"). The Plan Administrator consists of disinterested persons in accordance with the provisions of Rule 16b-3.


EXERCISE PRICE OF OPTIONS

         The Incentive Options may not be granted with an exercise price per share that is less than the fair market value of the Common Stock at the date of grant. The Nonqualified Options may be granted with any exercise price determined by the Plan Administrator.

PAYMENT OF EXERCISE PRICE

         The exercise price of an Option may be paid in cash, by certified or cashier's check, by money order, by personal check or by delivery of already owned shares of Common Stock having a fair market value equal to the exercise price, or by delivery of a combination of cash and already owned shares of Common Stock; provided, however, that if the optionee acquired such stock directly or indirectly from the Company, he shall have owned such stock to be surrendered for six months prior to tendering such stock for the exercise of an Option.

SPECIAL PROVISIONS FOR INCENTIVE STOCK OPTIONS

         An eligible employee may receive more than one Incentive Option, but the maximum aggregate fair market value of the Common Stock (determined when the Incentive Option is granted) with respect to which Incentive Options are first exercisable by such employee in any calendar year cannot exceed $100,000. In addition, no Incentive Option may be granted to an employee owning directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price is set at not less than 110% of the fair market value of the shares subject to such Incentive Stock Option on the date of grant and such Incentive Option expires not later than five (5) years from the date of grant. Awards of Nonqualified Options are not subject to these special limitations.

NONTRANSFERABILITY OF OPTIONS


         No Option granted under the Plan is assignable or transferable, other than by will or by laws of descent and distribution. During the lifetime of an optionee, his Option is exercisable only by him. However, these provisions are the subject of a proposed amendment discussed above.

EXERCISABILITY OF OPTIONS

         The Plan Administrator, in its sole discretion, may limit the optionee's right to exercise all or any portion of an Option until one or more dates subsequent to the date of grant. The Plan Administrator also has the right, exercisable in its sole discretion, to accelerate the date on which all or any portion of an Option may be exercised.


EXPIRATION OF OPTIONS

         The expiration date of an Option is determined by the Plan Administrator at the time of the grant, but in no event may an Option be exercisable after the expiration of 10 years from the date of grant of the Option.


         If terminated for cause, all rights of an optionee under the Plan cease and the Options granted to such optionee become null and void for all purposes. The Plan further provides that in most instances an Option must be exercised by the optionee within 30 days after the termination of the consulting contract between such optionee and the Company or termination of the optionee's employment with the Company, as the case may be (for any reason other than termination for cause, mental or physical disability or death), if and to the extent such Employee Option was exercisable on the date of such termination.


         Generally, if an optionee's employment is terminated due to retirement or permanent disability, the optionee will have the right to exercise the Option for the shares that were immediately purchasable at the date of expiration or three months after the date of such termination, whichever occurs first. If an optionee dies while actively employed by the Company, the Option may be exercised (to the extent otherwise exercisable on the date of death) within one year of the date of the optionee's death by the optionee's legal representative or legatee.

ADJUSTMENTS

         The Plan provides for adjustments to the number of shares under which Options may be granted, to the number of shares subject to outstanding Options and to the exercise price of such outstanding Options in the event of a declaration of a stock dividend or any recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Grants of Options

         Under current tax laws, the grant of an Option will not be a taxable event to the recipient optionee and the Company will not be entitled to a deduction with respect to such grant.

         Exercise of Nonqualified Options and Subsequent Sale of Stock

         Upon the exercise of a Nonqualified Option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of Common Stock received over the exercise price. The taxable income recognized upon exercise of a Nonqualified Option will be treated as compensation income subject to withholding and the Company will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When Common Stock received upon the exercise of a Nonqualified Option subsequently is sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the fair market value of the Common Stock on the date of exercise; the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.

         Exercise of Incentive Options and Subsequent Sale of Stock

         The exercise of an Incentive Option will not be taxable to the optionee, and the Company will not be entitled to any deduction with respect to such exercise. However, to qualify for this favorable tax treatment of incentive stock options under the Internal Revenue Code (the "Code"), the optionee may not dispose of the shares of Common Stock acquired upon the exercise of an Incentive Option until after the later of two years following the date of grant or one year following the date of exercise. The surrender of shares of Common Stock acquired upon the exercise of an Incentive Option in payment of the exercise price of an Option within the required holding period for incentive stock options under the Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent taxable disposition of shares of Common Stock received upon exercise of a qualifying Incentive Option, the optionee generally will recognize long-term or short-term capital gain (or loss) equal to the difference between the total amount realized and the exercise price of the Option.


         If an Option that was intended to be an incentive stock option under the Code does not qualify for favorable incentive stock option treatment under the Code due to the failure to satisfy the holding period requirements, the optionee may recognize ordinary income in the year of the disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income an optionee shall recognize in the year of a disqualifying disposition shall be the lower of (i) the excess of the amount realized over the exercise price or (ii) excess of the fair market value of the Common Stock at the time of the exercise over the exercise price. In addition, the optionee shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the Common Stock at the time of the exercise. Such capital gain shall be taxable as long-term or short-term capital gain, depending on the optionee's holding period for such shares.


         Notwithstanding the favorable tax treatment of Incentive Options for regular tax purposes, as described above, for alternative minimum tax purposes, an Incentive Option is generally treated in the same manner as a Nonqualified Option. Accordingly, an optionee must generally include in alternative minimum taxable income for the year in which an Incentive Option is exercised the excess of the fair market value on the date of exercise of the shares of Common Stock received over the exercise price. If, however, an optionee disposes of shares of Common Stock acquired upon the exercise of an Incentive Option in the same calendar year as the exercise, only an amount equal to the optionee's ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee's calculation of alternative minimum taxable income in such calendar year.




                      APPOINTMENT OF INDEPENDENT AUDITORS


Item No. 3 on Proxy


         It is proposed that the appointment by the Board of Directors of the firm of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1996 be ratified. Ernst & Young has served as the Company's independent auditors since 1984. A representative of such firm is expected to be present at the meeting and will be available to answer questions and will be afforded an opportunity to make a statement if desired. The appointment of independent auditors does not require ratification by stockholders and ratification of this appointment will not limit the Board of Director's ability to discharge its independent auditors and engage another firm to act in such capacity.


                             STOCKHOLDER PROPOSALS

         Any proposals from stockholders to be presented for consideration for inclusion in the proxy material in connection with the next annual meeting of stockholders of the Company scheduled to be held in April 1997 must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the mailing address set forth on the first page of this statement no later than the close of business on November 12, 1996. The Company's By-laws also require that the Company be given notice of all proposals and nominees to be presented by stockholders at an annual meeting at least ninety (90) days in advance of the meeting.


                         COMPLIANCE WITH SECTION 16(A)

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file with the Securities and Exchange Commission pursuant to Section 16(a).

         Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during fiscal 1995 all filing requirements applicable to its directors, executive officers and greater than 10 percent beneficial owners were satisfied.


                                 OTHER MATTERS


         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and
employees of the Company.   The Company has engaged Chemical Bank to assist in
the solicitation of proxies at a cost of $7,000 plus certain expenses. Arrangements have also been made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of soliciting materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.


         All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

         The information contained in Items 7 and 8 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 is hereby incorporated by reference. The Company will furnish without charge a copy of its Annual Report on Form 10-K, including the financial statements and schedules thereto, for the fiscal year ended December 31, 1996 filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to any stockholder (including any beneficial owner) upon written request to Alan P. Hale, Vice President- Finance, 4401 South Beltwood Parkway, Dallas, Texas 75244-3292. A copy of the exhibits to such report will be furnished to any stockholder upon written request therefor and payment of a nominal fee.

                                                                           PROXY



                        DALLAS SEMICONDUCTOR CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints C.V. Prothro and Chao C. Mai, and each of them severally, as their proxies with full power of substitution and resubstitution for and in the name, place and stead of the undersigned to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting to be held on April 23, 1996 or any adjournment(s) thereof.


         THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3. If more than one of the proxies named shall be present in person or by substitution at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

 1. ELECTION OF DIRECTORS:                              C.V. Prothro, Chao C. Mai, Michael L. Bolan, Richard L. King, M.D. Sampels,
     FOR all nominees             WITHHOLD              Carmelo J. Santoro, E.R. Zumwalt, Jr.
    listed to the right           AUTHORITY
     (except as marked     to vote for all nominees     (INSTRUCTION: To withhold authority to vote for any individual nominee,
     to the contrary)         listed at right           write that nominee's name on the line below.)
          [  ]                     [  ]
                                                        ----------------------------------------------------------------------------

                                                                4. THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT
                                                                   MAY PROPERLY COME BEFORE THE MEETING.

                                                                   For                    Against                  Abstain
                                                                   [  ]                     [  ]                     [  ]


 2. PROPOSAL TO APPROVE THE AMENDMENT TO THE              The undersigned acknowledges receipt of the Notice of the Annual
    COMPANY'S 1987 STOCK OPTION PLAN:                     Meeting and Proxy statement dated March 12, 1996.

   For                 Against             Abstain        Please date this proxy and sign your name exactly as it appears
   [  ]                  [  ]                [  ]         hereon.  When there is more than one owner, each should sign.
                                                          When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such.  If executed by the corporation, the proxy should be signed by a duly authorized officer.

 3. PROPOSAL TO RATIFY THE APPOINTMENT OF                 PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
    INDEPENDENT AUDITORS FOR THE 1996 FISCAL YEAR:        ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

   For                 Against             Abstain        Dated:                                                    , 1996
   [  ]                  [   ]              [  ]                ----------------------------------------------------

                                                          ------------------------------------------------------------------
                                                                                Signature of Stockholder

                                                          ------------------------------------------------------------------
                                                                                Signature of Stockholder